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                                             EXHIBIT 10.74





























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June 9, 2000

Dear Mr. Meredith:

     Enclosed is a copy of the Supplemental Executive Retirement Plan, amended as of October 1,1999. Please confirm that you have read and understand the Plan and that you agree, on your behalf and on behalf of your Beneficiaries, to be bound by the terms and conditions of the Plan except as set forth in the next paragraph. This Benefit Agreement supercedes any earlier agreement on this subject; and terms defined in the Plan have the same meaning in this Benefit Agreement.

     I understand that I will not Vest in the "Termination Benefit" provided in Section 5.02 of the Plan until July 9, 2000. However, upon executing this agreement, I will Vest in a "Termination Benefit" equal to twenty-five percent (25%) of my Average Compensation, payable as provided in the Plan. After July 8, 2000, I will Vest in a "Termination Benefit" as provided in Section 5.02 of the Plan.


By:  /s/ Shirley M. Hufstedler       By:  /s/ Stanley Weiss
    ----------------------------         ---------------------
      Shirley M. Hufstedler                Stanley Weiss
      Member - Compensation	             Chairman - Compensation
      and Option Committee                  and Option Committee

                                     Confirmed and agreed to:

Date:  June 21, 2000                    /s/ Frank Meredith
                                       ----------------------
                                            Frank Meredith











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